Consent of Independent Registered Public Accounting Firm

The Board of Directors
Nassau Life Insurance Company:

We consent to the use of our report dated June 17, 2020, with respect to the financial statements of the Fund for Income sub-account that comprises First Investors Life Variable Annuity Fund A as of December 31, 2019, and the related statement of operations for the year then ended and statements of changes in net assets for each of the years in the two-year period then ended, and the related notes, including the financial highlights for each of the years in the five-year period then ended, appearing in the Statement of Additional Information, which is part of the Registration Statement, and to the references to our firm as “Experts” under the heading Financial Statements in the Statement of Additional Information.

New York, New York
July 8, 2020

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Nassau Life Insurance Company:

We consent to the use of our report dated April 24, 2020, except as to the supplementary financial statement schedules, which is as of July 8, 2020, and our report dated April 29, 2019, except as to the supplementary financial statement schedules, which is as of July 8, 2020, with respect to the statutory statements of admitted assets, liabilities, capital and surplus of Nassau Life Insurance Company (“the Company”) as of December 31, 2019 and 2018, and as of December 31, 2018 and 2017, the related statutory statements of income and changes in capital and surplus, and cash flows for each of the years in each of the two-year periods ended December 31, 2019 and December 31, 2018, and the related notes and the financial statement schedules (Supplemental Schedule Summary of Investments – Other Than Investments in Related Parties, Supplementary Insurance Information, and Supplementary Schedule – Reinsurance), each included herein in the Statement of Additional Information, which is part of the Registration Statement, and to the references to our firm as “Experts” under the heading Financial Statements in the Statement of Additional Information.

Our report dated April 24, 2020, except as to the supplementary financial statement schedules, which is as of July 8, 2020, and our report dated April 29, 2019, except as to the supplementary financial statement schedules, which is as of July 8, 2020, each include explanatory language that states that the Company prepared the financial statements using statutory accounting practices prescribed or permitted by the New York State Department of Financial Services (“statutory accounting practices”), which is a basis of accounting other than U.S. generally accepted accounting principles. Accordingly, our reports state that the Company’s financial statements do not present fairly, in accordance with U.S. generally accepted accounting principles, the financial position of the Company as of December 31, 2019 and 2018, and as of December 31, 2018 and 2017, or the results of its operations or its cash flows for each of the years in each of the two-year periods ended December 31, 2019 and December 31, 2018.

(Signed) KPMG LLP

Hartford, Connecticut

July 8, 2020